As filed with the Securities and Exchange Commission on July 20, 2007
Registration No. 333-9702

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to Form F-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Petroleum Geo-Services ASA
(Exact name of registrant as specified in its charter)

Kingdom of Norway	1382	N/A
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
Strandveien 4
N-1366 Lysaker, Norway
+47 67 52 66 00
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
James E. Brasher
Vice President and Senior Legal Counsel
Petroleum Geo-Services, Inc.
15150 Memorial Drive
Houston, Texas 77079
(281) 509-8000
(Address, including zip code, and telephone number, including area code, of agent for service)

SIGNATURES
EXHIBIT INDEX

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
     On December 4, 1998, Petroleum Geo-Services ASA filed a registration statement on Form F-4 (Registration No. 333-9072) (the “Registration Statement”) to register the offering of 15,000,000 shares, nominal value NOK 5 per share (the “Shares”). The Registration Statement was subsequently amended on March 15, 1999. Pursuant to the Registration Statement, 900,000 Shares were sold.
     Petroleum Geo-Services ASA is filing this Post-Effective Amendment No. 1 to remove from registration the 14,100,000 Shares that remain unsold thereunder.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Petroleum Geo-Services ASA has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form F-4 to be signed on its behalf by the undersigned thereunto duly authorized, in Lysaker, Kingdom of Norway, on July 20, 2007.

PETROLEUM GEO-SERVICES ASA
By:	/s/ Gottfred Langseth
Gottfred Langseth
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form F-4 has been signed by the following persons in the capacities indicated on July 20, 2007.

* Jens Ulltveit-Moe	Chairman

* Svein Rennemo	President and Chief Executive Officer (Principal Executive Officer)

/s/ Gottfred Langseth Gottfred Langseth	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Christin Steen-Nilsen	Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Harald Norvik	Director

* Francis Gugen	Director

* Holly Van Deursen	Director

* Wenche Kjølås	Director

* Siri Beate Hatlen	Director

* Dan Piette	Director

By:	/s/ Gottfred Langseth
Gottfred Langseth
Attorney-in-fact

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EXHIBIT INDEX

Exhibit
Number		Document Description
24	—	Powers of Attorney (incorporated by reference to Exhibit 24 to the Post-Effective Amendment of Petroleum Geo-Services ASA, PGS Trust II and PGS Trust III on Form F-3, Registration Nos. 333-90379, 333-90379-01 and 333-90379-02)

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